Exhibit  10.4



     BION  NMS TM  INSTALLATION  AGREEMENT
     CLOSING  MEMORANDUM  /  ADDENDUM  #3

     It is AGREED this 31st day of December, 1997 between the undersigned that the agreements attached hereto at EXHIBIT A are amended as set forth herein (EXHIBIT A is incorporated herein by reference):

1.) In consideration of the receipt of $100,000 paid this day by Bowman Family Farms, Inc. and/or Crystal Springs Farms, LLC (collectively "BFF") to Bion Technologies, Inc. ("BION") pursuant to paragraph 5 A.i of EXHIBIT A, the agreements set forth at EXHIBIT A are now binding on BFF and BION and all contingencies are met and/or have been waived and work under said agreement shall commence.

2.)    Michael  Bowman  shall  become  a  director  of  BION  ENVIRONMENTAL
TECHNOLOGIES, INC. upon completion of all payments required by paragraph 5 A.i of EXHIBIT A.

3.) Section 8 of EXHIBIT A and Attachment C therein shall be amended to provide that: a.) If the payments under paragraph 5 A.i do not occur until after February 16,1998 but before March 15, 1998, the price per unit shall increase to $3.50; b.) If the payments required by paragraph 5 A.i occur between March 15, 1998 and April 14, 1998, the price per unit shall increase to $4.00; c.) If such payments have not been made before April 15, 1998, BFF and BION shall renegotiate the terms of unit purchase to another mutually agreeable higher price; d) BFF shall have the option of either increasing the total dollars paid for the units or decreasing the number of units purchased to reflect the higher price per unit.

4.) a.) If greater than 12 BION NMS Systems are required for performance of Phase I, the fees due BION pursuant to paragraph 5 A.i, shall increase by $20,000 for each such system above 12; b.) the fees required by paragraph 6 A.ii shall increase by $600 per month for each system above 12.

5.) Upon exercise of the option for Phase II, BFF and BION shall agree upon a work schedule and coordinate a fee schedule with such work schedule provided, however, that all fees shall be paid prior to the end of construction.

6.) If desired, the parties may subsequently incorporate this document into a more formal document but the parties agree that this shall be binding when executed below.


BOWMAN  FAMILY  FARMS,  INC.                    BION  TECHNOLOGIES,  INC.

By:            /s/  Michael  A.  Bowman                 By:   /s/ Jon Northrop
             --------------------------                     ------------------
   Authorized  Officer                                      Authorized Officer

CRYSTAL  SPRINGS  FARMS,  LLC

By:              /s/  Michael  A.  Bowman
             ----------------------------
   Authorized  Officer